UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Seer, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Seer Files Investor Presentation Highlighting Strong Momentum, Commercial Opportunity and Significant Long-Term Value Creation Potential

Seer is Delivering Clear Progress Against its Strategic Plan and Maintaining Focus on Cost Discipline, Governance Rigor and Product Innovation

Highly Qualified, Independent and Accountable Board Has Taken Decisive Action to Advance Stockholders’ Best Interests

Board Urges Stockholders to Vote “FOR” ONLY Seer’s Director Nominees on the BLUE Proxy Card

REDWOOD CITY, Calif., July 6, 2026 – Seer, Inc. (Nasdaq: SEER) (“Seer” or the “Company”) today filed an investor presentation with the U.S. Securities and Exchange Commission in connection with its upcoming Annual Meeting of Stockholders (the “Annual Meeting”) to be held on July 28, 2026. Stockholders as of May 29, 2026 will be entitled to vote at the Annual Meeting.

Highlights of the presentation include:

•	Seer has pioneered a new market for deep, unbiased proteomics and is now uniquely positioned to power the next era of AI-driven precision medicine.

•	Category-leading technology capable of delivering significantly more data to train foundation models and reveal deeper insights than other proteomic platforms

•	Landmark population-scale studies and strategic collaborations are already underway, marking an acceleration point in Seer’s commercial opportunity

•	Robust innovation pipeline, including next-generation detector, has potential to meaningfully expand the end market for proteomics beyond mass spectrometry users

•	Substantial and fast-growing proteomics market could reach $23 billion total addressable market opportunity by 2034[1]

•	Seer is delivering demonstrable progress against the goals outlined at its IPO despite a sector-wide downturn, and the Company’s commercial inflection point is now approaching.

•	Focus on cost discipline has led to meaningful reductions in SG&A and R&D expenses each year since 2023 and 36% decrease in annual cash burn[2] since 2022

•	Installed base has grown at a 62% CAGR since 2021, [3] supported by partnerships with every major mass spectrometry platform

•	Cumulative publications doubled over the last year for a total of 84 peer-reviewed publications since 2022,[4] underscoring scientific community’s confidence in the platform

•	Product launches since 2021 have already increased platform throughput by ~10x, with additional launches on the horizon

•	With over 235 patent applications and issued patents, Seer is the leader in the category it created, and as industry validation continues to grow, the Company is ready to scale

[1]	Source: Canaccord Genuity Initiation of Coverage as of May 4, 2026
[2]	Based on 2025 cash burn; Cash burn represents cash flow from operations minus net capital expenditure
[3]	Source: Company filings as of March 31, 2026 and Company data
[4]	Source: Company Filings, Company Website as of May 13, 2026

•	Seer’s highly qualified, independent Board is actively engaged and accountable to advancing stockholders’ best interests.

•	Directors bring deep, highly relevant healthcare industry experience and life science tools expertise, and a majority also have financial backgrounds

•	Five of seven directors are independent, and average tenure of 5.5 years[5] reflects commitment to ongoing refreshment

•	Directors collectively own 17% of Seer’s total shares outstanding[6]

•	Board has a clear track record of returning capital and protecting stockholder interests, including:

•	Authorizing $50 million in total share repurchases, with $25.5 million remaining in the program;[7]

•	Overseeing ~75% decrease in stock-based compensation since 2023 to annualized run rate of $8.5M in 2026;

•	Maintaining cash position of ~$220 million with no debt, providing ample runway to fund platform commercialization; and

•	Adopting a tax benefit preservation plan to ensure $262.4 million of federal net operating loss carryforwards remain available to benefit stockholders long term[8]

•	Bradley Radoff and Michael Torok are running a self-interested campaign to force an early sale of the Company and strip it of its own cash.

•	Campaign lacks actionable ideas for value creation

•	Radoff and Torok lack credibility as potential buyers, providing no evidence of committed financing or indicating any desire to put their own capital at risk

•	The Board carefully reviewed, discussed and unanimously rejected all of Radoff and Torok’s proposals in consultation with its independent financial and legal advisors

•	Radoff and Torok are seeking to replace highly qualified members of Seer’s Board with nominees who bring no relevant expertise or experience.

•	Proposed nominees bring no proteomics, life sciences instrumentation or operating expertise – only M&A experience

•	Long-standing ties to Radoff raise concerns about independence

•	Radoff and Torok declined to make nominees available for interviews, despite offers from the Board

•	Replacing existing directors with proposed nominees would remove invaluable expertise from Seer’s boardroom at a critical time in the Company’s growth trajectory

The Board unanimously recommends that stockholders vote today using the BLUE proxy card “FOR” the election of each of Seer’s seven highly qualified director nominees: Omid Farokhzad, M.D., Meeta Gulyani, Robert Langer, Sc.D., Terrance McGuire, Dipchand (Deep) Nishar, Isaac Ro and Nicolas Roelofs, Ph.D.

If you have any questions or require any assistance with voting your shares, please call:

Innisfree M&A Incorporated

Stockholders may call toll free: (877) 456-3524

[5]	Source: Seer definitive proxy as of June 3, 2026
[6]	Total shares outstanding as of May 11, 2026
[7]	10-Q as of March 31, 2026
[8]	10-K as of December 31, 2025

Advisors

Perella Weinberg Partners LP is serving as financial advisor to Seer and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with a scale, speed, precision and reproducibility previously unattainable. Seer’s Proteograph® Product Suite integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables and advanced analytical software to overcome the limitations of traditional proteomic methods. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio.

For more information, please email us at pr@seer.bio.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s plans, strategies, expectations, strategic opportunities, research and development initiatives, and prospects. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission and other documents that Seer subsequently files with the Securities and Exchange Commission from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Patrick Schmidt

pr@seer.bio

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Joseph Sala

(212) 355-4449

Investor Contact:

Marissa Bych

investor@seer.bio